UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2019

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2019, Gladstone Land Corporation, a Maryland corporation (the “Company”) and its operating partnership, Gladstone Land Limited Partnership, a Delaware limited partnership and majority-owned, consolidated subsidiary of the Company (the “Operating Partnership”), entered into an Equity Distribution Agreement (the “Virtu Sales Agreement”) with Virtu Americas LLC (“Virtu”). Also on December 27, 2019, the Company entered into amendments (the “Amendments”) to (i) the Controlled Equity OfferingSM Sales Agreement, dated August 7, 2015, by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co. (“Cantor”), as amended (the “Cantor Sales Agreement”) and (ii) the Controlled Equity OfferingSM Sales Agreement, dated August 7, 2015, by and among the Company, the Operating Partnership and Ladenburg Thalmann & Co. (“Ladenburg”), as amended (the “Ladenburg Sales Agreement,” and collectively with the Virtu Sales Agreement and the Cantor Sales Agreement, each as amended from time to time, the “Sales Agreements”). The Amendments modify the Cantor Sales Agreement and the Ladenburg Sales Agreement to include Virtu as an additional sales agent under each of the Cantor Sales Agreement and the Ladenburg Sales Agreement. Pursuant to the Sales Agreements, the Company may sell shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $30,000,000 (the “Shares”), from time to time through Cantor, Ladenburg and Virtu, acting as sales agents and/or principals (each a “Sales Agent” and, collectively, the “Sales Agents”).

Pursuant to the Sales Agreements, the Shares may be offered and sold through each Sales Agent, acting separately, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Market or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, by any other method permitted by law, including in privately negotiated transactions. Under the Sales Agreements, each Sales Agent will be entitled to compensation equal to (i) for Cantor and Ladenburg, up to 2.0% and (ii) for Virtu, up to 3.0%, of the gross proceeds of the Shares it sells from time to time under its respective Sales Agreement. Subject to the terms and conditions of the respective Sales Agreements, the Sales Agents will use their commercially reasonable efforts to sell on the Company’s behalf any Shares to be offered by the Company under each Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements, and the Company or each Sales Agent may at any time suspend solicitations and offers under the respective Sales Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-217042). The Company has filed prospectus supplements, dated April 13, 2017 and December 27, 2019, to the prospectus, dated April 12, 2017, with the Securities and Exchange Commission (the “Commission”) in connection with the offer and sale of the Shares.

The foregoing description of the Virtu Sales Agreement and the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Virtu Sales Agreement and the Amendments, which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated by reference herein. In connection with the Virtu Sales Agreement and the Amendments, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP with respect to the legality of the Shares to be sold pursuant to the Sales Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Venable LLP regarding the legality of shares.

10.1	Equity Distribution Agreement, dated December 27, 2019, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership and Virtu Americas LLC

10.2	Amendment No. 2 to Controlled Equity OfferingSM Sales Agreement, dated December 27, 2019, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership and Cantor Fitzgerald & Co.

10.3	Amendment No. 2 to Controlled Equity OfferingSM Sales Agreement, dated December 27, 2019, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership and Ladenburg Thalmann & Co.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

December 27, 2019	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer